
<ARTICLE> BD
<LEGEND>
This schedule contains summary financial information extracted from The Ziegler Companies, Inc. and subsidiaries financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                       6,012,977
<RECEIVABLES>                               13,143,915
<SECURITIES-RESALE>                                  0<F1>
<SECURITIES-BORROWED>                                0
<INSTRUMENTS-OWNED>                         68,408,554<F2>
<PP&E>                                       7,165,857
<TOTAL-ASSETS>                             141,156,499
<SHORT-TERM>                                34,873,639<F3>
<PAYABLES>                                  10,528,000<F4>
<REPOS-SOLD>                                         0
<SECURITIES-LOANED>                                  0
<INSTRUMENTS-SOLD>                                   0
<LONG-TERM>                                 25,852,808<F5>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     3,544,030
<OTHER-SE>                                  50,675,170
<TOTAL-LIABILITY-AND-EQUITY>               141,156,499
<TRADING-REVENUE>                                    0<F6>
<INTEREST-DIVIDENDS>                         4,379,040
<COMMISSIONS>                                        0<F6>
<INVESTMENT-BANKING-REVENUES>               33,633,401<F6>
<FEE-REVENUE>                                6,320,673
<INTEREST-EXPENSE>                           2,996,573
<COMPENSATION>                              24,842,807
<INCOME-PRETAX>                              4,784,614<F7>
<INCOME-PRE-EXTRAORDINARY>                   2,974,714<F7>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,644,687<F8>
<EPS-PRIMARY>                                     1.52<F8>
<EPS-DILUTED>                                     1.52<F8>

<F1>Short-term investments includes some securities purchased under resale agreements.
<F2>Financial instruments includes securities inventory, investment in leases, notes receivable, and investment in and receivables from affiliates.
<F3>Includes short-term notes payable and unsecured notes payable to banks under line of credit agreements.
<F4>Includes payable to customers, payable to broker-dealers, accounts payable, and dividends payable.
<F5>Includes bonds payable and notes payable to banks other than line of credit borrowings.
<F6>Revenue from investment banking activities also includes revenue from trading activities and commissions.
<F7>Includes only income from continuing operations.
<F8>Income from continuing and discontinued operations.

